Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Clarion Partners Real Estate Income Fund Inc. of our report dated April 12, 2019, relating to the financial statements of Clarion Partners Real Estate Income Fund Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers

Baltimore, Maryland

June 5, 2019